Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
FURNISHED PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of QAD Inc. (the "Company") on Form 10-Q for the period ending July 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Karl F. Lopker, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 6, 2013
/s/ KARL F. LOPKER
Karl F. Lopker
Chief Executive Officer
QAD Inc.

In connection with the Quarterly Report of QAD Inc. (the "Company") on Form 10-Q for the period ending July 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel Lender, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 6, 2013
/s/ DANIEL LENDER
Daniel Lender
Chief Financial Officer
QAD Inc.